STRUCTURED INVESTMENTS
                                                                                                                      Morgan Stanley
                                                                                                                         SmithBarney

                                                                                                   Free Writing Prospectus
                                                                                                   Dated October 4, 2011
                                                                                                   Registration Statement No. 333-156423
Client Strategy Guide: October 2011 Offerings                                                      Filed Pursuant to Rule 433

                               [GRAPHIC

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. LLC, or Citigroup
Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                October 2011

MorganStanley SmithBarney

Client Strategy Guide: October 2011 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Tactical Offerings

Offerings with terms of 18 months or less

Enhanced Yield	.... page 6 15% to 17% ELKS® based on Halliburton Company (HAL) by Morgan Stanley .... page 7 .... page 8 Contingent Income Auto-Callable Securities based on Walt Disney Company (DIS) by Morgan Stanley .... page 9

Leveraged Performance	.... page 10 .... page 11

Strategic Offerings

Offerings with terms of more than 18 months

Leveraged Performance	.... page 12 Trigger PLUS℠ based on the S&P GSCI™ Gold Index—Excess Return by Morgan Stanley .... page 13

Enhanced Yield	Contingent Income Securities, All Payments on the Securities Subject to the Downside Threshold Feature Linked to the S&P 500® Index (SPX) by Morgan Stanley .... page 14

Access	Participation Securities linked to Global Equities by Morgan Stanley .... page 15

Market-Linked Notes and Market-Linked Deposits - FDIC Insured	.... page 16

Selected Risks & Considerations .... page 17

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. October 2011

                                                                                                                      Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: October 2011 Offerings                                                                                Page 3
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Important Information Regarding Offering Documents

The products set forth in the following  pages are intended as a general  indication  only of the Structured  Investments  offerings  available  through Morgan Stanley Smith Barney through the date when the ticketing closes for each offering.  Morgan Stanley Smith Barney or the applicable  issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing  early on any offering.  The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered  Offering or a Market-Linked  Certificate of Deposit.  You should read the complete offering  materials  referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration  statement  (including a prospectus)  with the Securities and Exchange  Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates.  Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable  pricing  supplement,  prospectus  supplements and any other documents  relating to the offering that the applicable  issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

    For Registered Offerings Issued by Morgan Stanley:                                Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively,  Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Morgan Stanley Smith Barney Financial Advisor.

The securities  described  herein (other than the  market-linked  certificates of deposit) are not bank deposits and are not insured or guaranteed by the Federal Deposit  Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings.  Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market-Linked Certificate of Deposit, please contact your Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.
Each issuer listed above is the issuer for offerings only where  expressly  identified.  None of the issuers are  responsible for the filings made with the SEC by the other issuers identified in this document.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. LLC, or Citigroup
Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                October 2011

                                                                                                                      Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: October 2011 Offerings                                                                                Page 4
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Selected Features and Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.
Such features may include:
o        Varying levels of exposure to potential capital appreciation or depreciation
o        Returns based on a defined formula
o        Variety of underlying assets, including equities, commodities, currencies and interest rates
o        Minimum investment of $1,000, unless otherwise noted
Key Risks
An  investment in Structured  Investments  involves a variety of risks.  The following  are some of the  significant  risks related to Structured  Investments.  Please refer to the
"Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.
The market price of Structured  Investments may be influenced by a variety of unpredictable  factors.  Several factors may influence the value of a particular Structured Investment in the secondary  market,  including,  but not limited to, the value and volatility of the underlying  asset,  interest  rates,  credit spreads charged by the market for taking the applicable  issuer's  credit risk,  dividend rates on any equity  underlying  asset,  and time remaining to maturity.  In addition,  we expect that the secondary  market price of a
Structured Investment will be adversely affected by the fact that the issue price of the Structured Investment includes the agent's commissions and expected profit.
Issuer credit risk.  All payments on Structured  Investments  are dependent on the  applicable  issuer's  ability to pay all amounts due and therefore  investors are subject to the credit risk of the applicable issuer.
Secondary trading may be limited.  There may be little or no secondary market for a particular  Structured  Investment.  If the applicable pricing  supplement so specifies,  we may apply to list a Structured  Investment on a securities  exchange,  but it is not possible to predict whether any Structured  Investment  will meet the listing  requirements of that particular exchange, or if listed, whether any secondary market will exist.
Appreciation  potential or  participation in the underlying  asset may be limited.  The terms of a Structured  Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.
Potential  loss of  principal.  The terms of a Structured  Investment  may not provide for the return of  principal  and an  investment  may result in a loss of some or all of your principal.  Even where  repayment of principal is provided for by the terms of the Structured  Investment,  it is still subject to the credit risk of the applicable  issuer and the applicable  issuer's  ability to repay its  obligations.  In addition,  you may receive less, and possibly  significantly  less, than the stated  principal  amount if you sell your investment prior to maturity.
Structured  Investments that provide for repayment of principal  typically do not make periodic  interest  payments.  Unlike ordinary debt securities,  Structured  Investments that provide for repayment of principal typically do not pay interest.  Instead, at maturity,  the investor receives the principal amount plus a supplemental  redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.
You may receive only the principal  amount at maturity for  Structured  Investments  that provide for  repayment of principal.  Because the  supplemental  redemption  amount due at maturity on these Structured  Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security.  The return of only the principal  amount at maturity may not  compensate  you for the effects of inflation or other factors  relating to the value of money over time.
Potential  conflicts.  The issuer of a Structured  Investment and its  affiliates may play a variety of roles in connection  with the  Structured  Investment,  including  acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.
The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular  Structured  Investment  offering.  Before you invest in any Structured
Investment,  you should thoroughly review the particular  investment's  prospectus and related offering  materials for a comprehensive  description of the risks and  considerations associated with the offering.
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. LLC, or Citigroup
Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                October 2011

MorganStanley SmithBarney

Client Strategy Guide: October 2011 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – **Market-Linked Deposits – FDIC Insured, Market-Linked Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged Performance** and **Access**.

Market-Linked Deposits – FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

Market-Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market-Linked Notes do not have the benefit of FDIC insurance.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

- May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

- May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

- May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

October 2011

                                                                                                                      Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: October 2011 Offerings                                                                                Page 6
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      [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. LLC, or Citigroup
Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                October 2011

MorganStanley SmithBarney

Client Strategy Guide: October 2011 Offerings Page 7

Opportunities in U.S. Equities

Enhanced Yield ○ 15% to 17% ELKS® based on Halliburton Company (HAL)

Strategy Overview	• Relatively short-term yield enhancement strategy that offers above-market, fixed monthly coupons in exchange for full downside exposure to the underlying equity and, *in most cases*, no appreciation potential on the underlying equity • ELKS offer limited protection against a decline in the price of the underlying equity at maturity but only if the underlying equity does not close at or below the predetermined downside threshold price **on any trading day** during the investment term • Monthly coupon is paid regardless of the performance of the underlying equity
Risk Considerations	✔ All principal is at risk under the terms of the ELKS ✔ Full downside exposure to the underlying equity if the underlying equity closes at or below the downside threshold price **on any trading day** during the investment term ✔ No participation in any appreciation of the underlying equity unless the underlying equity closes at or below the downside threshold price **on any trading day** during the investment term and at maturity (or on the valuation date if the issuer elects to pay cash) closes above its initial equity price ✔ If the underlying equity closes at or below the downside threshold price **on any trading day** during the investment term, the ELKS will redeem for shares of the underlying equity, or the equivalent cash value, which will be less than the initial investment if the underlying equity closes below the initial equity price on the maturity date (or the valuation date if the issuer elects to pay cash)

ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date. **The ELKS do not guarantee the return of any principal at maturity.** At maturity, the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the common stock of Halliburton Company decreases to or below the downside threshold price **on any trading day** over the term of the ELKS, a number of shares of common stock of Halliburton Company equal to the equity ratio (as defined below) or, if the issuer so elects, the cash value (determined as of the valuation date) of such shares. The value of those shares of common stock of Halliburton Company or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero. The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Equity	The common stock of Halliburton Company (HAL)
Maturity Date	April 24, 2012 (approximately 6 Months)
Minimum Payment at Maturity	None
Coupon	15% to 17% per annum (approximately equivalent to $0.7333 to $0.8311 per ELKS for the term of the ELKS), paid monthly and calculated on a 30/360 basis. The actual coupon will be determined on the Pricing Date.
Coupon Payment Dates	Monthly, on the 24th of each month, beginning on November 24, 2011
Payment at Maturity per ELKS	• If the closing price **has not** decreased to or below the Downside Threshold Price **on any trading day** from but excluding the Pricing Date to and including the Valuation Date, then you will receive an amount in cash equal to $10 per ELKS; or • If the closing price **has** decreased to or below the Downside Threshold Price **on any trading day** from but excluding the Pricing Date to and including the Valuation Date, then you will receive shares of common stock of Halliburton Company in exchange for each ELKS in an amount equal to the Equity Ratio per ELKS or, if the issuer so elects, the cash value (determined as of the Valuation Date) of such shares. *The value of those shares of common stock or that cash, as applicable, may be significantly less than the Stated Principal Amount of the ELKS and may be zero.*
Downside Threshold Price	70% of the Initial Equity Price
Initial Equity Price	The closing price of the Underlying Equity on the Pricing Date
Equity Ratio	$10 divided by the Initial Equity Price, subject to adjustment for certain corporate events affecting the issuer of the Underlying Equity. The Equity Ratio will be determined on the Pricing Date.
Issue Price/Stated Principal Amount	$10 per ELKS
Listing	The ELKS will not be listed on any securities exchange.
Valuation Date	April 19, 2012, subject to adjustment for non-trading days and certain market disruption events
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – October 25, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

October 2011

                                                                                                                      Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: October 2011 Offerings                                                                                Page 8
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. LLC, or Citigroup
Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                October 2011

                                                                                                                      Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: October 2011 Offerings                                                                                Page 9
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Opportunities in U.S. Equities

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      Enhanced Yield        |_|      Contingent Income Auto-Callable Securities based on The Walt Disney Company (DIS)
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Strategy       o  Potential yield enhancement strategy for investors with a range-bound view              Risk             |X| All principal is at risk under the terms of
Overview          on The Walt Disney Company                                                              Considerations       the securities
               o  Opportunity to receive a contingent quarterly coupon, provided that the                                  |X| Investors will not participate in any
                  underlying stock closes at or above the predetermined downside threshold level on                            appreciation of the underlying stock and the
                  the related determination date                                                                               return on the securities will be limited to the
               o  The securities will be automatically redeemed for par plus the contingent                                    contingent quarterly coupons earned during the
                  coupon payment if on any determination date the closing price of the underlying                              term
                  stock is at or above the initial share price                                                             |X| Contingent quarterly payments may be zero
               o  The securities provide full repayment of principal at maturity if the                                        for some or all quarterly periods
                  underlying stock closes at or above the predetermined downside threshold level on                        |X| All payments are subject to the credit risk
                  the final determination date                                                                                 of the issuer
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Contingent Income Auto-Callable Securities offer the opportunity for investors to earn a contingent quarterly payment equal to 2.75% to 3.25% of the stated principal amount, with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 75% of the initial share price, which is referred to as the downside threshold level. In addition, if the closing price of the underlying stock is greater than or equal to the initial share price on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly payment. However, if on any determination date the closing price of the underlying stock is less than the initial share price, the securities will not be redeemed and if that closing price is less than the downside threshold level, you will not receive any contingent quarterly payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment and also the risk of receiving shares of the underlying stock, which will occur if the securities are not redeemed prior to maturity and the closing price of the underlying stock is below the downside threshold level on the final determination date, in which case investors will be exposed to the decline in the closing price of the underlying stock and the value of those shares investors receive at maturity will be significantly less than the stated principal amount of the securities and could be zero. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying stock. The securities are senior unsecured obligations of
Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

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Issuer                               Morgan Stanley
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Underlying Stock                     The common stock of The Walt Disney Company (DIS)
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Maturity Date                        October 25, 2012 (approximately 1 Year)
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Early Redemption                     If, on any of the first three Determination Dates, the Determination Closing Price of the Underlying Stock is greater than or equal to the Initial
                                     Share Price, the securities will be automatically redeemed for an Early Redemption Payment on the third business day following the related
                                     Determination Date.
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Early Redemption Payment             The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount plus (ii) the Contingent Quarterly Payment with respect to the related Determination Date.
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Contingent Quarterly Payment         o If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is greater than or equal to the Downside
                                     Threshold Level, we will pay a Contingent Quarterly Payment of $0.275 to $0.325 (2.75% to 3.25% of the Stated Principal Amount) per security on the related Contingent Payment Date. The actual Contingent Quarterly Payment will be determined on the Pricing Date.
                                     o If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is less than the Downside Threshold
                                     Level, no Contingent Quarterly Payment will be made with respect to that Determination Date.
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Determination Dates                  January 22, 2012, April 22, 2012, July 22, 2012 and October 22, 2012, subject to postponement for non-trading days and certain market disruption events.  October 22, 2012 is also referred to as the Final Determination Date.
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Contingent Payment Dates             With respect to each Determination Date including the Final Determination Date, the third business day after the related Determination Date. The payment of the Contingent Quarterly Payment, if any, with respect to the Final Determination Date will be made on the Maturity Date.
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Payment at Maturity                  o If the Final Share Price is greater than or equal to the Downside Threshold Level: (i) the Stated Principal Amount plus (ii) the Contingent
                                     Quarterly Payment with respect to the Final Determination Date
                                     o If the Final Share Price is less than the Downside Threshold Level: (i) a number of shares of the Underlying Stock equal to the product of the
                                     Exchange Ratio and the Adjustment Factor, each as of the Final Determination Date, or (ii) at the issuer's option, the cash value of such shares as of the Final Determination Date
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Initial Share Price                  The closing price of the Underlying Stock on the Pricing Date
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Final Share Price                    The closing price of the Underlying Stock on the Final Determination Date times the Adjustment Factor on such date
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Exchange Ratio                       The Stated Principal Amount divided by the Initial Share Price
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Adjustment Factor                    1.0, subject to adjustment in the event of certain corporate events affecting the Underlying Stock
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Downside Threshold Level             75% of the Initial Share Price
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Issue Price/Stated Principal Amount  $10 per security
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Listing                              The securities will not be listed on any securities exchange.
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Expected Pricing Date1               This offering is expected to close for ticketing on Tuesday - October 25, 2011.
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1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. LLC, or Citigroup
Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                October 2011

                                                                                                                      Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: October 2011 Offerings                                                                               Page 10
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. LLC, or Citigroup
Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                October 2011

                                                                                                                      Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: October 2011 Offerings                                                                               Page 11
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. LLC, or Citigroup
Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                October 2011

                                                                                                                      Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: October 2011 Offerings                                                                               Page 12
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. LLC, or Citigroup
Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                October 2011

MorganStanley SmithBarney

Client Strategy Guide: October 2011 Offerings Page 13

Opportunities in Commodities

Leveraged Performance ○ Trigger PLUS[SM] based on the S&P GSCI[TM] Gold Index—Excess Return (SPGSGCP)

Strategy Overview	• Uncapped leveraged exposure and limited protection against negative performance of the underlying index • May be appropriate for investors anticipating appreciation of the underlying index and seeking enhanced returns for positive performance of the underlying index and limited protection against loss of principal • The loss protection applies only if the underlying index closes above the specified trigger level on the valuation date

Risk Considerations	✔ All principal is at risk under the terms of the Trigger PLUS ✔ Full downside exposure to the underlying index if the underlying index closes at or below the trigger level on the valuation date ✔ Does not provide for current income; no interest payments ✔ The volatility of gold prices heightens the risk that the price of gold could fall below the trigger level over the term of the Trigger PLUS

Trigger PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance and expose investors to the risk of loss of some or all of their investment due to the trigger feature. At maturity, an investor will receive an amount in cash that may be greater than, equal to, or less than the stated principal amount based upon the closing value of the underlying asset on the valuation date. There is no minimum payment at maturity, and you could lose your entire investment. The Trigger PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Trigger PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Commodity Index	S&P GSCI[TM] Gold Index—Excess Return (SPGSGCP)
Maturity Date	October , 2015 (approximately 4 Years)
Payment at Maturity	• If the Final Index Value is *greater than* the Initial Index Value: $1,000 + the Leveraged Upside Payment • If the Final Index Value is *less than or equal to* the Initial Index Value and is *greater than* the Trigger Level: $1,000 • If the Final Index Value is *less than* or *equal to* the Trigger Level: $1,000 × the Index Performance Factor *This amount will be less than 65% of the Stated Principal Amount and could be zero.*
Leveraged Upside Payment	$1,000 x Leverage Factor x Index Percent Increase
Leverage Factor	120% to 125%. The actual Leverage Factor will be determined on the Pricing Date.
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Index Performance Factor	Final Index Value / Initial Index Value
Trigger Level	65% of the Initial Index Value
Initial Index Value	The official settlement price of the Underlying Commodity Index on the Pricing Date.
Final Index Value	The official settlement price of the Underlying Commodity Index on the Valuation Date.
Valuation Date	October , 2015, subject to adjustment for non-index business days and certain market disruption events
Listing	The Trigger PLUS will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$1,000 per Trigger PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – October 25, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

October 2011

Morgan Stanley Smith Barney
Client Strategy Guide: October 2011 Offerings
Page 14

Opportunities in U.S. Equities

Enhanced Yield

Contingent Income Securities, All Payments on the Securities Subject to the Downside Threshold Feature Linked to the S&P 500® Index (SPX)

Strategy Overview

- Potential yield enhancement strategy for investors with a range-bound view on the **S&P 500® Index (SPX)**
- Opportunity to receive a contingent quarterly coupon, provided that the underlying index closes at or above the predetermined downside threshold level **on the related determination date**
- The securities provide full repayment of principal at maturity if the underlying index closes at or above the predetermined downside threshold level **on the final determination date**

Risk Considerations

- ✔ All principal is at risk under the terms of the securities
- ✔ Investors will not participate in any appreciation of the underlying index and the return on the securities will be limited to the contingent quarterly coupons earned during the term
- ✔ Contingent quarterly payments may be zero for some or all quarterly periods
- ✔ All payments are subject to the credit risk of the issuer

Unlike ordinary debt securities, the Contingent Income Securities, All Payments on the Securities Subject to the Downside Threshold Feature Linked to the S&P 500® Index do not provide for the regular payment of interest or guarantee the return of any principal at maturity. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment, with respect to each quarterly determination date **but only if** the index closing value of the S&P 500® Index on such date is greater than 50% of the initial index value, which is referred to as the downside threshold level. If the index closing value is less than or equal to the downside threshold level on any determination date, investors will not receive any contingent quarterly payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment during the entire three-year term of the securities. In addition, if the final index value is less than or equal to the downside threshold level, investors will be exposed to the decline in the closing value of the S&P 500® Index and the payment at maturity will be at least 50% less than the stated principal amount of the securities and could be zero. **Accordingly, investors may lose their entire initial investment in the securities.** Investors will not participate in any appreciation of the S&P 500® Index. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Index	S&P 500® Index (SPX)
Maturity Date	October , 2014 (approximately 3 Years)
Contingent Quarterly Payment	•If, on any Determination Date, the index closing value on such date or the Final Index Value, as applicable, is **greater than** the Downside Threshold Level, we will pay a Contingent Quarterly Payment of $14.375 to $15.00 (corresponding to approximately 5.75% to 6.00% per annum of the Stated Principal Amount) per security on the related Contingent Payment Date. The actual Contingent Quarterly Payment will be determined on the Pricing Date. • If, on any Determination Date, the index closing value on such date or the Final Index Value, as applicable, is **less than or equal to** the Downside Threshold Level, no Contingent Quarterly Payment will be made with respect to that Determination Date.
Determination Dates	The of each January, April, July and October during the term of the securities, beginning January , 2012. October , 2014 is also referred to as the Final Determination Date.
Contingent Payment Dates	With respect to each Determination Date including the Final Determination Date, the third business day after the related Determination Date. The payment of the Contingent Quarterly Payment, if any, with respect to the Final Determination Date will be made on the Maturity Date.
Payment at Maturity	• If the Final Index Value is **greater than** the Downside Threshold Level: (i) the Stated Principal Amount *plus* (ii) the Contingent Quarterly Payment with respect to the Final Determination Date • If the Final Index Value is **less than or equal to** the Downside Threshold Level: (i) the Stated Principal Amount *multiplied by* (ii) the Index Performance Factor
Initial Index Value	The index closing value of the Underlying Index on the Pricing Date.
Final Index Value	The index closing value of the Underlying Index on the Final Determination Date.
Index Performance Factor	Final Index Value / Initial Index Value.
Downside Threshold Level	50% of the Initial Index Value
Issue Price/Stated Principal Amount	$1,000 per security
Listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – October 25, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
October 2011

MorganStanley SmithBarney

Client Strategy Guide: October 2011 Offerings Page 15

Opportunities in Global Equities

Access ○ Participation Securities Linked to Global Equities

Strategy Overview	
	• Opportunity for participation in the return of the two best-performing basket components • Weighting of each basket component is not set at the beginning of the term but is based on the relative performance of the basket components against each other as of the determination date • May be appropriate for investors who anticipate a price appreciation of the underlying basket components and seek protection against underperformance of the worst performing basket component

Risk Considerations	
	✔ All principal is at risk under the terms of the securities ✔ Does not provide for current income; no interest payments ✔ Changes in price of one or more basket components may offset each other ✔ Downside exposure to the basket components ✔ Risks associated with foreign (and especially emerging markets) securities

Unlike ordinary debt securities, the securities do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity, investors will receive for each security held an amount in cash that will vary depending on the performance of a basket composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund. Each of the ETFs is referred to as a basket component. The weighting for each basket component is not set at the beginning of the term of the securities. Instead, in measuring the performance of the basket as a whole on the determination date, the basket component with the best performance will be allocated a weighting of 55%, the basket component with the second-best performance will be allocated a weighting of 45% and the basket component with the worst performance will be allocated a weighting of 0%. The payment at maturity per security will equal the stated principal amount of $10 plus the product of $10 times the basket performance of this performance allocated weighted basket, as measured on the determination date. If the basket performance is positive, meaning that the weighted basket has appreciated, the payment at maturity per security will be greater than the stated principal amount; however, if the basket performance is negative, meaning that the weighted basket has depreciated, the payment at maturity per security will be less, and possibly significantly less, than the stated principal amount. The securities are senior unsecured obligations of Morgan Stanley and all payments on the securities are subject to the credit risk of Morgan Stanley. **There is no minimum payment at maturity, and accordingly, you could lose all of your initial investment in the securities.**

Issuer	**Morgan Stanley**		
Maturity Date	October , 2014 (approximately 3 Years)		
Basket	**Basket Component**	**Basket Component**	**Basket Component**
	SPDR® S&P 500® ETF Trust (the "SPY Shares")	iShares® MSCI Emerging Markets Index Fund (the "EEM Shares")	iShares® MSCI EAFE Index Fund (the "EFA Shares")
Basket Performance:	The sum of the Performance Values for each of the Basket Components. The Performance Value for each Basket Component will be (i) the Final Price for such Basket Component less its Initial Price, which difference is then divided by such Initial Price *times* (ii) the applicable Weighting.		
Performance Value	The Performance Value for each Basket Component will be (a) (i) the Final Price for such Basket Component less its Initial Price (ii) divided by its Initial Price *times* (b) the applicable Weighting.		
Weightings:	The Weighting for each Basket Component is not set at the beginning of the term of the securities and will instead be set on the Determination Date based on the relative performance of the Basket Components against each other as follows: The Basket Component with the best performance will be assigned a Weighting of 55%, the Basket Component with the second-best performance will be assigned a Weighting of 45% and the Basket Component with the worst performance will be assigned a Weighting of 0%		
Payment at Maturity	The Payment at Maturity per security will equal: $10 + ($10 × the Basket Performance)		
Initial Price:	The Initial Price for each Basket Component will equal the Closing Price of one share of such Basket Component on the Pricing Date.		
Final Price:	The Final Price for each Basket Component will equal the Closing Price of one share of such Basket Component on the Determination Date, *times* the relevant Adjustment Factor. The Adjustment Factor for each Basket Component is 1.0, subject to change upon certain events affecting the basket component.		
Determination date:	October , 2014, subject to adjustment for non-trading days and certain market disruption events		
Listing	The securities will not be listed on any securities exchange.		
Issue Price/Stated Principal Amount	$10 per security		
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – October 25, 2011.		

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

October 2011

                                                                                                                      Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: October 2011 Offerings                                                                               Page 16
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. LLC, or Citigroup
Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                October 2011

                                                                                                                      Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: October 2011 Offerings                                                                               Page 17
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 Selected Risks and Considerations
 An investment in Structured Investments involves a variety of risks.  Structured Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and  considerations.  For example,  some  underlying  assets have  significantly  higher  volatility  than others.  Before you invest in any  Structured
 Investment,  you should  thoroughly  review the relevant  prospectus  and related  offering  materials for a  comprehensive  description of the risks  associated  with the Structured
 Investment, including the risks related to the underlying asset(s) to which the Structured Investment is linked.

 The following are general risks applicable to most types of Structured Investments:

 Issuer Credit Risk
 All payments on Structured  Investments  are subject to the credit risk of the  applicable  issuer.  Any payments of interest or payments at maturity on a Structured  Investment  are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured  Investment.  Investors are dependent on the applicable issuer's ability to pay periodic interest payments,  if any, and all amounts due on the Structured  Investment at maturity and therefore investors are subject to the credit risk of the applicable  issuer and to changes in the market's view of the applicable  issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured  Investment,  the investor's investment would be at risk and an investor could lose some or all of its investment.  Any decline in the applicable issuer's credit ratings  or  increase  in the  credit  spreads  charged by the market for taking  credit  risk of the issuer is likely to  adversely  affect the value of the  Structured  Investment.
 Furthermore,  unless issued as market-linked  certificate of deposit,  Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance
 Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

 Market Risk
 The price at which a particular  Structured  Investment may be sold prior to maturity will depend on a number of factors and may be substantially  less than the amount for which they were  originally  purchased.  Some of these factors  include,  but are not limited to: (i) changes in the level of the underlying  asset or reference  index,  (ii)  volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated  changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity.  In addition,  we expect that the secondary market prices of a Structured Investment will be adversely affected by the fact that the issue price of the securities  includes the agent's  commissions and expected profit. You may receive less, and possibly  significantly  less, than the stated principal amount if you sell your investments prior to maturity.

 Liquidity Risk
 There may be little or no secondary  market for a particular  Structured  Investment and you should be prepared to hold your  investments  until maturity.  If the applicable  pricing supplement so specifies,  we may apply to list a particular Structured  Investment on a securities exchange,  but it is not possible to predict whether any Structured Investment will meet the listing  requirements  of that  particular  exchange,  or if listed,  whether any  secondary  market will exist.  Therefore,  there may be little or no secondary  market for
 Structured  Investments.  Issuers may,  but are not  obligated  to, make a market in the  Structured  Investments.  Even if there is a secondary  market for a  particular  Structured
 Investment,  it may not provide  enough  liquidity  to allow you to trade or sell your  Structured  Investment  easily.  Because it is not  expected  that other  broker-dealers  will participate  significantly in the secondary market for Structured  Investments,  the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Smith Barney or another  broker-dealer  affiliated  with the particular  issuer of the security is willing to transact.  If at any time Morgan Stanley
 Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

 Past Performance Not Indicative of Future Results
 The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference  index to which a specific  Structured  Investment is linked should not be taken as an indication of the future  performance of the underlying  asset or reference  index during the term of the Structured Investment.  Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment,  but it is impossible to predict whether such levels will rise or fall.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. LLC, or Citigroup
Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                October 2011

                                                                                                                      Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: October 2011 Offerings                                                                               Page 18
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Conflicts of Interest
The applicable issuer, its affiliates,  Morgan Stanley Smith Barney and/or its affiliates may be market  participants.  The applicable issuer, one or more of its affiliates or Morgan
Stanley Smith Barney or its affiliates may,  currently or in the future,  publish research reports with respect to movements in the underlying asset to which any specific  Structured
Investment is linked. Such research is modified from time to time without notice and may express opinions or provide  recommendations that are inconsistent with purchasing or holding a specific  Structured  Investment or Structured  Investments  generally.  Any of these  activities  could affect the market value of a specific  Structured  Investment or Structured
Investments generally.

In most  Structured  Investments,  an affiliate of Morgan Stanley or the applicable  issuer is designated to act as calculation  agent to calculate the period  interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity
Hedging and trading  activity by the issuer and its  subsidiaries  and affiliates  could  potentially  adversely  affect the value of the Structured  Investments.  We expect that the calculation  agent and its affiliates for a particular  Structured  Investment will carry out hedging  activities  related to that  Structured  Investment,  including  trading in the underlying  asset,  as well as in other  instruments  related to the underlying  asset.  The issuer's  subsidiaries  and  affiliates may also trade in the underlying  asset and other instruments  related to the underlying asset on a regular basis as part of their general  broker-dealer and other businesses.  Any of these hedging or trading  activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured  Investments.  Assuming no change in market  conditions  or any other  relevant  factors,  the price,  if any, at which a  market-maker  is willing to purchase  Structured  Investments  in secondary  market transactions  will likely be lower than the original issue price,  since the original issue price includes,  and secondary market prices are likely to exclude,  commissions paid with respect to the  Structured  Investments,  as well as the cost of hedging the  applicable  issuer's  obligations  under the Structured  Investments.  The cost of hedging  includes the projected profit that the calculation agent and its affiliates may realize in consideration  for assuming the risks inherent in managing the hedging  transactions.  In addition,  any secondary market prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.
In the event that FDIC insurance  payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit Amount of the MLDs together with any accrued  minimum index  interest,  if any, as prescribed by law, and subject to the applicable  FDIC insurance  limits.  FDIC insurance is not available for any index interest if the applicable  issuer fails prior to the maturity  date, in the case of the MLDs.  FDIC insurance is also not available for any secondary  market  premium paid by a depositor  above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. LLC, or Citigroup
Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                October 2011

Client Strategy Guide: October 2011 Offerings Page 19

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUS℠" is a service mark of Morgan Stanley.

"Standard & Poor's®," "S&P®," "S&P 500®," "SPDR®" and "S&P GSCI™" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the securities.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A.

ELKS® is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use.

Copyright © by Morgan Stanley 2011, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. October 2011